SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):	June 10, 2004

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

772 Graniteville Road, Graniteville, Vermont  05654
(Address of Principal Executive Office)                     (Zip Code)

(Registrant's Telephone Number, Including Area Code)      (802) 476-3121

NONE
(Former Name or Former Address, if Changed Since Last Report)

ROCK OF AGES CORPORATION

FORM 8-K

ITEM 5.    OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On June 10, 2004, Rock of Ages Corporation (the "Company") announced that a three member arbitral tribunal of the International Chamber of Commerce awarded Granite Stone Business International, formerly known as Eurimex, an award of approximately $5.4 million in damages, plus interest on the award estimated at $1.1 million. The award was made on the claim by Eurimex that Rock of Ages wrongfully terminated the agreement for the distribution of Salisbury Pink outside the United States in 2000. The tribunal ruled in favor of Rock of Ages on the other four claims brought by Eurimex in the arbitration. The press release is attached as Exhibit 99.1 hereto and is incorporated by reference.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(c)              Exhibits:

99.1            Press Release Dated June 10, 2004

ROCK OF AGES CORPORATION

FORM 8-K

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      ROCK OF AGES CORPORATION

Dated: June 10, 2004	By: /s/Michael Tule Michael Tule Vice President/General Counsel